EXHIBIT 99.1

Audit report

Express-1, Inc.

June 30, 2004 and December 31, 2003

Report of Independent Certified Public Accountants

To the Board of Directors

and Stockholders of

Express-1 Inc.

We have audited the accompanying balance sheets of Express-1, Inc. as of June 30, 2004 and December 31, 2003 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2003 and the six-month period ended June 30, 2004. These financial statements are the responsibility of the management of Express-1, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Express 1, Inc. as of June 30, 2004 and December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2003 and the six-month period ended June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

August 27, 2004

Express-1, Inc.

BALANCE SHEETS

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$800	$5,300
Accounts receivable, net of allowance for doubtful accounts of $35,000 and $27,000, respectively	3,515,076	2,730,925
Prepaid expenses and other current assets	179,744	57,900

Total current assets	3,695,620	2,794,125

Property and equipment, net of accumulated depreciation	824,405	728,118

Total assets	$4,520,025	$3,522,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$784,534	$213,247
Line of credit	550,569	751,303
Accrued salaries and wages	243,124	294,120
Accrued owner / operator expenses	705,531	425,653
Accrued liabilities, other	198,677	504,254
Current portion of notes payable	122,519	24,569

Total current liabilities	2,604,954	2,213,146

Notes payable, less current portion	180,922	7,654

Total liabilities	2,785,876	2,220,800

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $40 par value, 1,250 authorized, 125 issued and outstanding at June 30, 2004 and December 31, 2003	5,000	5,000
Additional paid in capital	55,800	55,800
Retained earnings	1,673,349	1,240,643

Total stockholders’ equity	1,734,149	1,301,443

Total liabilities and stockholders’ equity	$4,520,025	$3,522,243

The accompanying notes are an integral part of these financial statements.

Express-1, Inc.

STATEMENTS OF OPERATIONS

	For the Six-months Ended June 30, 2004	For the Year Ended December 31, 2003
Operating revenues	$11,538,921	$15,860,957

Cost of services	8,135,250	11,000,668

Gross profit	3,403,671	4,860,289

Selling, general and administrative expenses	2,407,816	4,290,819
Other income	(24,927)	(45,974)

Net income	$1,020,782	$615,444

The accompanying notes are an integral part of these financial statements.

Express-1, Inc.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Six-months Ended June 30, 2004 and the Year Ended December 31, 2003

	Common Stock	Common Stock	Additional Paid in Capital	Retained Earnings	Total
Balance at December 31, 2002	125	$5,000	$55,800	$976,425	$1,037,225
Distributions to stockholders	—	—	—	(351,226)	(351,226)
Net income	—	—	—	615,444	615,444

Balance at December 31, 2003	125	5,000	55,800	1,240,643	1,301,443
Distributions to stockholders	—	—	—	(588,076)	(588,076)
Net income	—	—	—	1,020,782	1,020,782

Balance at June 30, 2004	125	$5,000	$55,800	$1,673,349	$1,734,149

The accompanying notes are an integral part of these financial statements.

Express-1, Inc.

STATEMENTS OF CASH FLOWS

	For the Six-months Ended June 30, 2004	For the Year Ended December 31, 2003
Cash flows from operating activities:
Net income	$1,020,782	$615,444
Adjustments to reconcile net operations to net cash used in operating activities:
Depreciation	136,348	235,223
Adjustments to allowance for doubtful accounts	8,000	15,000
Changes in operating assets and liabilities:
Accounts receivable	(792,151)	(1,505,016)
Prepaid expenses and other current assets	(121,844)	60,072
Accounts payable	571,287	(91,739)
Accrued salaries and wages	(50,996)	28,202
Accrued owner / operator expense	279,878	429,804
Accrued liabilities	(190,600)	206,617

Net cash provided by (used in) operating activities	860,704	(6,393)

Cash flows from investing activities:
Purchases of property and equipment	(232,635)	(291,481)
Proceeds from sale of equipment	—	28,982

Net cash used in investing activities	(232,635)	(262,499)

Cash flows from financing activities:
Proceeds and payments on line of credit, net	(200,734)	492,762
Principal payments on notes payable	(56,910)	(35,148)
Proceeds from issuance on notes payable	328,128	—
Distributions to stockholders	(703,053)	(184,422)

Net cash (used in) provided by financing activities	(632,569)	273,192

Net increase in cash and cash equivalents	(4,500)	4,300
Cash and cash equivalents at beginning of period	5,300	1,000

Cash and cash equivalents at end of period	$800	$5,300

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$12,458	$12,988

Non-cash financing activity
Accrued distribution to stockholders	$51,827	$166,804

The accompanying notes are an integral part of these financial statements.

Express-1, Inc.

NOTES TO FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

1. Description of Business and Organization

Express-1, Inc. (“Express-1” or “the Company”) is incorporated in the state of Michigan and headquartered in Buchanan, Michigan. The Company is engaged in the business of expedited trucking and is licensed to carry cargo in the 48 continental states and Canada. The Company runs automobiles, cargo vans, straight trucks and tractor-trailers and charter planes. These vehicles run under the Company’s authority in addition to brokering freight to other approved carriers to provide their customers service. The Company’s customer base is made up primarily of manufacturers located in the Midwest and Southeast United States.

Express-1 was founded in 1989 in a small business incubator in Niles, Michigan with a cargo van, a straight truck and a pager. The Company has forged a partnership between drivers and management to build Express-1’s reputation as a premier trucking company. The company currently occupies a 20,000 square foot facility in Buchanan, Michigan and regularly contracts with over 180 owner operators all equipped with the latest telecommunication technology. Express-1 is ISO 9001-2000 certified and has embraced this management philosophy and practice throughout its operations.

2. Summary of Significant Accounting Policies

Method of accounting

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews its estimates, including but not limited to, purchased transportation, recoverability of long-lived assets and allowance for doubtful accounts, on a regular basis and makes adjustments based on historical experiences and existing and expected future conditions. These evaluations are performed and adjustments are made, as information is available. Management believes that these estimates are reasonable; however, actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are defined as highly liquid investments that have original maturities of three months or less. The majority of cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

Express-1, Inc.

NOTES TO FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

2. Summary of Significant Accounting Policies – Continued

Accounts receivable

The Company extends credit to its various customers based on the customer’s ability to pay. The Company provides for estimated losses on accounts receivable considering a number of factors, including the overall aging of the receivables, previous history with the customer and the customer’s current ability to pay its obligation to the Company. Based on management’s review of accounts receivable, an allowance for doubtful accounts of approximately $35,000 and approximately $27,000 is considered necessary as of June 30, 2004 and December 31, 2003, respectively. The Company does not accrue for interest on delinquent accounts.

Property and equipment

Property and equipment are stated at cost. Expenditures for maintenance and repair costs are expensed as incurred. Major improvements that increase the estimated useful life of an asset are capitalized. Depreciation is computed using an accelerated method of depreciation over the following estimated useful lives of the related assets:

Years
Office furniture	7-10
Office equipment	5-7
Automotive	5-7
Communication equipment	3-5
Trucks	3-5
Leasehold improvements	Lease term

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of prepaid insurance.

Revenue recognition

Operating revenues for expediting services are recognized on the date the freight is delivered. Related costs of deliveries, which includes accrued owner / operator expense, are accrued as incurred and are also recognized when the freight is delivered.

Income taxes

The Company, with the consent of the stockholders, has elected under Sections 1361 through 1379 (sub-chapter S) of the Internal Revenue Code to be treated substantially as a partnership instead of as a corporation for income tax purposes. As a result, the stockholders will report the entire corporate taxable income and investment credit on their individual tax returns. Therefore, no provision for income taxes has been made to these financial statements.

Express-1, Inc.

NOTES TO FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

2. Summary of Significant Accounting Policies – Continued

Estimated fair value of financial instruments

Management estimates that the aggregate net fair value of financial instruments recognized on the statements of financial condition (including cash and cash equivalents, receivables, payables, and short-term borrowings) approximates their carrying value, as such financial instruments are short-term in nature, bear interest at current market rates, or are subject to re-pricing.

Retirement Plans

The Company sponsors a 401k profit sharing plan covering substantially all of its employees with one year of service. The Company matches 50 percent of the employee elected deferrals up to a total of 3 percent of the employees compensation. Total expense was approximately $27,000 for the six-months ended June 30, 2004 and approximately $49,000 for the year ended December 31, 2003.

The company also sponsors a defined contribution money purchase plan covering substantially all of its employees with one year of service. Total expense was approximately $93,000 for the six-months ended June 30, 2004 and approximately $170,000 for the year ended December 31, 2003.

3. Property and Equipment

Property and equipment consists of the following:

	June 30, 2004	December 31, 2003
Office furniture	$185,019	$171,756
Office equipment	569,085	524,666
Automotive	142,305	126,862
Communication equipment	559,360	599,095
Trucks	380,701	380,701

	1,836,470	1,803,080
Less: Accumulated depreciation	(1,012,065)	(1,074,962)

	$824,405	$728,118

Depreciation expense of property and equipment totaled approximately $136,000 for the six-months ended June 30, 2004 and approximately $235,000 for the year ended December 31, 2003, respectively.

Express-1, Inc.

NOTES TO FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

4. Line of Credit

The Company has a line of credit with a bank that is collateralized by substantially all assets of the Company in addition to certain non-Company assets and due on demand. The note bears interest at the bank’s prime rate, an effective rate of 4.00 (“prime rate”) percent and 4.00 percent, at June 30, 2004 and December 31, 2003, respectively. The balance includes checks written in anticipation of draws on the line of credit. To maintain this line of credit, Express-1 agreed to certain financial covenants, which include a minimum: net worth, debt ratio and current ratio. The company is not in compliance with all financial covenants as of June 30, 2004 of which the bank waived compliance. The line of credit is limited to 70% of eligible accounts receivable with a maximum of $1,250,000. There was approximately $620,000 available under the line of credit as of December 31, 2003.

The Company has an outstanding letter of credit drawn in favor of its auto liability insurance carrier. The letter of credit allows draws up to approximately $85,000 and approximately $66,000 at June 30, 2004 and December 31, 2003, respectively. No draws have been made on the letter of credit to date. The current letter of credit expires on March 1, 2005.

5. Notes Payable

The Company has entered into various notes to purchase equipment, which are collateralized by that equipment. The terms range from three to five years with interest rates ranging up to the prime rate with varying payoff dates through 2005.

The balances outstanding on the above debt instruments are as follows:

	June 30, 2004	December 31, 2003
Equipment notes	$303,441	$32,223
Less: current portion	122,519	24,569

Long-term portion of notes payable	$180,922	$7,654

Minimum principal payments on notes payable to maturity as of June 30, 2004 are as follows:

For the six months ended, December 31, 2004	$62,884
2005	112,430
2006	104,776
2007	22,179
2008	1,172

Total	$303,441

Express-1, Inc.

NOTES TO FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

6. Commitments and Contingencies

Lease commitments

The following is a schedule by year of future minimum payments required under operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of June 30, 2004:

For the six months ended, December 31, 2004	$30,877
2005	37,974
2006	2,754
2007	1,770

$73,375

The Company rents equipment and facilities under operating leases with lease terms of less than one year.

Rent expense amounted to approximately $140,000 and approximately $284,000 for the six-months ended June 30, 2004 and the year ended December 31, 2003, respectively.

Litigation

In the ordinary course of business, the Company may be a party to a variety of legal actions that affect any business. The Company does not anticipate any of these matters or any matters in the aggregate to have a material adverse effect on the Company’s business or its financial position or results of operations.

Regulatory compliance

The Company’s activities are regulated by state and federal regulatory agencies under requirements that are subject to broad interpretations. The Company cannot predict the position that may be taken by these third parties that could require changes to the manner in which the Company operates.

Express-1, Inc.

NOTES TO FINANCIAL STATEMENTS

June 30, 2004 and December 31, 2003

7. Related Party Transactions

The company has entered in the following transactions with related parties having substantially the same ownership as Express-1, Inc.:

	June 30, 2004	December 31, 2003
Receivable/Payable
Receivable Express-1 Transportation, LLC	$2,557	$2,648

Income/Expense
Management fees received from Express-1 Transportation, LLC	12,644	38,563
Building rent paid to Express-1 Properties, LLC	50,000	130,000
Supplies purchased from Express-1 Transportation, LLC	$12,223	$10,508

The Company is related through common ownership and control to Express-1 Properties Inc., which owns the headquarters building in Buchanan Michigan. The financial statements reflect the financial position and results of operations of only Express-1 Inc. During the six-month period ended June 30, 2004 and the year ended December 31, 2003 the Company paid approximately $50,000 and $130,0000 in month-to-month rent payments to Express-1 Properties Inc., respectively.

Express-1 Properties has a mortgage of approximately $696,000 and approximately $723,000 at June 30, 2004 and December 31, 2003, respectively. Express-1 Properties Inc. had depreciation expense of approximately $22,000 and approximately $43,000 and interest expense of approximately $21,000 and approximately $48,000 for the six months ended June 30, 2004 and for the year ended December 31, 2003, respectively.

From time to time, the Company charges Express-1 Transportation, LLC a management fee as determined by the officers of the Company.

The above amounts are not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

8. Subsequent Events

Effective as of August 1, 2004, Segmentz, Inc. acquired all of the outstanding capital stock of Express-1 Inc. Segmentz Inc. paid $6,000,000 cash, 2,928,571 options to buy common stock and 50,000 shares of Segmentz, Inc.’s common stock. In addition to the initial payment, the stockholders will be able to receive additional consideration in the form of an earn-out based on revenue and gross margin targets.